N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(800) 247-5279                          October 16, 2017

ELS REPORTS THIRD QUARTER RESULTS
Continued Strong Performance; Preliminary 2018 Guidance

CHICAGO, IL – October 16, 2017 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and nine months ended September 30, 2017. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Nine Months Ended September 30, 2017
For the quarter ended September 30, 2017, total revenues increased $15.4 million, or 6.8 percent, to $241.6 million compared to $226.2 million for the same period in 2016. Net income available for Common Stockholders for the quarter ended September 30, 2017 increased $7.5 million, or $0.08 per Common Share, to $48.5 million, or $0.56 per Common Share, compared to $41.0 million, or $0.48 per Common Share, for the same period in 2016.
For the nine months ended September 30, 2017, total revenues increased $38.9 million, or 5.9 percent, to $695.3 million compared to $656.4 million for the same period in 2016. Net income available for Common Stockholders for the nine months ended September 30, 2017 increased $17.8 million, or $0.17 per Common Share, to $144.9 million, or $1.66 per Common Share, compared to $127.1 million, or $1.49 per Common Share, for the same period in 2016.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended September 30, 2017, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $7.4 million, or $0.07 per Common Share, to $84.3 million or $0.90 per Common Share, compared to $76.9 million, or $0.83 per Common Share, for the same period in 2016. For the nine months ended September 30, 2017, FFO available for Common Stock and OP Unit holders increased $21.9 million, or $0.22 per Common Share, to $252.3 million or $2.71 per Common Share, compared to $230.4 million, or $2.49 per Common Share, for the same period in 2016.
For the quarter ended September 30, 2017, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $7.9 million, or $0.08 per Common Share, to $85.1 million, or $0.91 per Common Share, compared to $77.2 million, or $0.83 per Common Share, for the same period in 2016. For the nine months ended September 30, 2017, Normalized FFO available for Common Stock and OP Unit holders increased $22.1 million, or $0.22 per Common Share, to $253.4 million, or $2.72 per Common Share, compared to $231.3 million, or $2.50 per Common Share, for the same period in 2016.
For the quarter ended September 30, 2017, property operating revenues, excluding deferrals, increased $16.0 million to $227.3 million compared to $211.3 million for the same period in 2016. For the nine months ended September 30, 2017, property operating revenues, excluding deferrals, increased $44.5 million to $660.7 million compared to $616.2 million for the same period in 2016. For the quarter ended September 30, 2017, income from property operations, excluding deferrals and property management, increased $8.5 million to $128.1 million compared to $119.6 million for the same period in 2016. For the nine months ended September 30, 2017, income from property operations, excluding deferrals and property management, increased $23.5 million to $383.8 million compared to $360.3 million for the same period in 2016.

i

For the quarter ended September 30, 2017, Core property operating revenues, excluding deferrals, increased approximately 7.0 percent and Core income from property operations, excluding deferrals and property management, increased approximately 7.1 percent compared to the same period in 2016. For the nine months ended September 30, 2017, Core property operating revenues, excluding deferrals, increased approximately 5.6 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.2 percent compared to the same period in 2016.
Investment Activity
As previously disclosed, we contributed $30 million to a joint venture to acquire a 49% interest in the Loggerhead Marina portfolio of 11 high quality marinas with over 2,300 slips located in Florida. Suntex Marinas is the operator of the portfolio. The contribution was funded with net proceeds from sales of common stock under our at-the-market ("ATM") program.
Balance Sheet Activity
During the quarter, we paid off one loan of approximately $6.9 million using available cash, with an interest rate of 6.47% per annum, secured by one manufactured home community.
During the quarter, we sold 484,913 shares of common stock as part of our ATM equity offering program at a weighted average price per share of $86.69, resulting in net cash proceeds of approximately $41.5 million.
On September 22, 2017, we closed on three loans with Freddie Mac totaling $146.0 million. The loans had a stated interest rate of 4.07% per annum, 20 year maturities with 30 year principal amortization, and are secured by three MH communities. We used the proceeds from these loans to redeem the Series C Preferred stock.
On September 25, 2017, we redeemed our 6.75% Series C Preferred Stock for $138.4 million, including accrued dividends. In connection with the redemption, we recorded expense of $0.8 million for the original issuance costs associated with the Series C Preferred Stock in computing Net income available for Common Shareholders.
Hurricane Irma
Our Florida mainland properties resumed normal operations shortly after Hurricane Irma. Two RV resorts in the Florida Keys will reopen as utility services are restored. We are in the process of estimating the financial impact of the storm on our properties and we believe that we have adequate insurance, subject to deductibles, including business interruption coverage. During the quarter, we recorded expense of $3.7 million related to property damage and restoration work that has been approved and/or completed to date. In addition, we recorded revenue of $3.5 million related to the expected insurance recovery from this loss.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of October 16, 2017, we own or have an interest in 404 quality properties in 32 states and British Columbia consisting of 149,448 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, October 17, 2017, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.

ii

Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Fourth Quarter 2017	Monday, January 29, 2018	Tuesday, January 30, 2018 10:00 a.m. CT
First Quarter 2018	Monday, April 23, 2018	Tuesday, April 24, 2018 10:00 a.m. CT
Second Quarter 2018	Monday, July 23, 2018	Tuesday, July 24, 2018 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2017 and 2018 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic "Revenue Recognition";

•	the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

iii

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iv

Investor Information

Equity Research Coverage (1)
Robert W. Baird & Company	Cantor Fitzgerald	Green Street Advisors
Drew T. Babin	Gaurav Mehta	Ryan Burke/Ryan Lumb
215-553-7816	212-915-1221	949-640-8780
dbabin@rwbaird.com	gmehta@cantor.com	rburke@greenstreetadvisors.com
rlumb@greenstreetadvisors.com

Bank of America Merrill Lynch Global Research	Citi Research	Wells Fargo Securities
Jeffrey Spector	Michael Bilerman/ Nick Joseph	Todd Stender
646-855-1363	212-816-1383	562-637-1371
jeff.spector@baml.com	michael.bilerman@citi.com	todd.stender@wellsfargo.com
nicholas.joseph@citi.com

BMO Capital Markets	Evercore ISI
John Kim	Steve Sakwa/ Gwen Clark
212-885-4115	212-446-5600
johnp.kim@bmo.com	steve.sakwa@evercoreisi.com
gwen.clark@evercoreisi.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

3Q 2017 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Stock and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Operating Information
Total revenues	$241.6	$221.3	$232.4	$214.0	$226.2
Net income	$54.9	$44.5	$63.1	$42.4	$46.8
Net income available for Common Stockholders	$48.5	$39.5	$56.9	$37.0	$41.0
Adjusted EBITDA (1)	$111.5	$100.8	$118.9	$101.4	$103.4
FFO available for Common Stock and OP Unit holders(1)(2)	$84.3	$74.9	$93.1	$72.5	$76.9
Normalized FFO available for Common Stock and OP Unit holders(1)(2)	$85.1	$75.1	$93.2	$75.2	$77.2
Funds available for distribution (FAD) available for Common Stock and OP Unit holders(1)(2)	$74.0	$63.5	$86.0	$65.8	$67.2

Common Stock Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	93,334	92,840	92,780	92,699	92,507
Weighted average Common Stock and OP Units outstanding - fully diluted	93,324	93,063	93,011	92,965	92,910
Net income per Common Share - fully diluted	$0.56	$0.45	$0.65	$0.43	$0.48
FFO per Common Share - fully diluted	$0.90	$0.81	$1.00	$0.78	$0.83
Normalized FFO per Common Share - fully diluted	$0.91	$0.81	$1.00	$0.81	$0.83
Dividends per Common Share	$0.488	$0.488	$0.488	$0.425	$0.425

Balance Sheet
Total assets	$3,526	$3,485	$3,471	$3,479	$3,470
Total liabilities	$2,511	$2,386	$2,371	$2,397	$2,396

Market Capitalization
Total debt	$2,200	$2,072	$2,078	$2,110	$2,111
Total market capitalization (3)	$10,141	$10,224	$9,364	$8,930	$9,387

Ratios
Total debt / total market capitalization	21.7%	20.3%	22.2%	23.6%	22.5%
Total debt + preferred stock / total market capitalization	21.7%	21.6%	23.6%	25.2%	23.9%
Total debt / Adjusted EBITDA (4)	5.1	4.9	5.0	5.1	5.2
Interest coverage (5)	4.4	4.3	4.2	4.1	4.1
Fixed charges + preferred distributions coverage (6)	4.0	3.9	3.8	3.7	3.6

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1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Adjusted EBITDA, FFO, Normalized FFO and FAD; and reconciliation of Consolidated net income to Adjusted EBITDA.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

3.	See page 18 for market capitalization calculation as of September 30, 2017.

4.
Calculated using trailing twelve months Adjusted EBITDA. We believe trailing twelve months Adjusted EBITDA provides additional information for determining our ability to meet future debt service requirements.

5.	Interest coverage is calculated by dividing trailing twelve months Adjusted EBITDA by the interest expense incurred during the same period.

6.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDA by the sum of fixed charges and preferred stock dividends during the same period.

3Q 2017 Supplemental information	2	Equity LifeStyle Properties, Inc.

Balance Sheet

(In thousands, except share and per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Investment in real estate:
Land	$1,167,620	$1,163,987
Land improvements	2,940,500	2,893,759
Buildings and other depreciable property	647,513	627,590
	4,755,633	4,685,336
Accumulated depreciation	(1,488,722)	(1,399,531)
Net investment in real estate	3,266,911	3,285,805
Cash	77,395	56,340
Notes receivable, net	50,080	34,520
Investment in unconsolidated joint ventures	52,966	19,369
Deferred commission expense	31,608	31,375
Escrow deposits, goodwill, and other assets, net (1)	46,887	51,578
Total Assets	$3,525,847	$3,478,987
Liabilities and Equity
Liabilities:
Mortgage notes payable	$1,981,604	$1,891,900
Term loan	199,534	199,379
Accrued expenses and accounts payable (1)	106,688	89,864
Deferred revenue – upfront payments from right-to-use contracts	85,254	81,484
Deferred revenue – right-to-use annual payments	10,513	9,817
Accrued interest payable	7,969	8,379
Rents and other customer payments received in advance and security deposits	73,609	76,906
Distributions payable	45,501	39,411
Total Liabilities	2,510,672	2,397,140
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of September 30, 2017 and 9,945,539 shares authorized as of December 31, 2016; none issued and outstanding.	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, no shares authorized as of September 30, 2017 and 54,461 shares authorized as of December 31, 2016; none issued and outstanding as of September 30, 2017 and 54,461 shares issued and outstanding as of December 31, 2016.	—	136,144
Common stock, $0.01 par value, 200,000,000 shares authorized as of September 30, 2017 and December 31, 2016; 87,499,669 and 85,529,386 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	872	854
Paid-in capital	1,164,658	1,103,048
Distributions in excess of accumulated earnings	(213,771)	(231,276)
Accumulated other comprehensive income (loss)	—	(227)
Total Stockholders’ Equity	951,759	1,008,543
Non-controlling interests – Common OP Units	63,416	73,304
Total Equity	1,015,175	1,081,847
Total Liabilities and Equity	$3,525,847	$3,478,987

1.
As of December 31, 2016, Escrow deposits, goodwill, and other assets, net includes insurance receivable of approximately $10.9 million, and Accrued expenses and accounts payable includes approximately $13.3 million litigation settlement payable related to resolution of the California lawsuits. These amounts were received and paid during the first quarter of 2017.

3Q 2017 Supplemental information	3	Equity LifeStyle Properties, Inc.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Community base rental income	$123,177	$117,164	$365,833	$346,625
Rental home income	3,592	3,484	10,829	10,572
Resort base rental income	58,471	54,486	169,594	154,652
Right-to-use annual payments	11,531	11,349	34,133	33,590
Right-to-use contracts current period, gross	4,208	3,672	11,212	9,290
Right-to-use contract upfront payments, deferred, net	(1,670)	(1,327)	(3,766)	(2,427)
Utility and other income	26,295	21,174	69,071	61,490
Gross revenues from home sales	10,012	10,895	24,872	28,239
Brokered resale revenue and ancillary services revenues, net	1,983	920	4,088	2,736
Interest income	1,974	1,767	5,542	5,052
Income from other investments, net	2,052	2,581	3,918	6,574
Total revenues	241,625	226,165	695,326	656,393

Expenses:
Property operating and maintenance	80,164	73,410	221,119	203,011
Rental home operating and maintenance	1,704	1,768	4,912	4,874
Real estate taxes	14,006	13,467	41,986	39,534
Sales and marketing, gross	3,277	3,100	8,861	8,524
Right-to-use contract commissions, deferred, net	(176)	(200)	(372)	(212)
Property management	13,160	11,863	38,743	35,670
Depreciation on real estate assets and rental homes	30,493	29,518	90,849	87,203
Amortization of in-place leases	138	1,376	2,128	2,139
Cost of home sales	10,377	10,745	25,391	28,507
Home selling expenses	1,447	909	3,301	2,548
General and administrative	7,505	7,653	23,339	23,315
Other expenses, including property rights initiatives	324	855	814	2,036
Interest and related amortization	25,027	25,440	74,728	76,635
Total expenses	187,446	179,904	535,799	513,784
Income before equity in income of unconsolidated joint ventures	54,179	46,261	159,527	142,609
Equity in income of unconsolidated joint ventures	686	496	2,876	2,142
Consolidated net income	54,865	46,757	162,403	144,751

Income allocated to non-controlling interest-Common OP Units	(3,286)	(3,462)	(9,825)	(10,770)
Perpetual preferred stock dividends and original issuance costs	(3,054)	(2,297)	(7,667)	(6,910)
Net income available for Common Stockholders	$48,525	$40,998	$144,911	$127,071

3Q 2017 Supplemental information	4	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

3Q 2017 Supplemental information	5	Equity LifeStyle Properties, Inc.

Third Quarter 2017 - Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
September 30, 2017
Income from property operations, excluding deferrals and property management - 2017 Core (1)	$126.6
Income from property operations, excluding deferrals and property management - Acquisitions (2)	1.5
Property management and general and administrative (excluding transaction costs)	(20.7)
Other income and expenses	4.9
Financing costs and other	(27.3)
Normalized FFO available for Common Stock and OP Unit holders (3)	85.0
Preferred stock original issuance costs (4)	(0.8)
FFO available for Common Stock and OP Unit holders (3)	$84.2

Normalized FFO per Common Share - fully diluted	$0.91
FFO per Common Share - fully diluted	$0.90

Normalized FFO available for Common Stock and OP Unit holders (3)	$85.0
Non-revenue producing improvements to real estate	(11.0)
FAD available for Common Stock and OP Unit holders (3)	$74.0

Weighted average Common Stock and OP Units - fully diluted	93.3

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1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Non-GAAP financial measures Income from property operations, excluding deferrals and property management, and Core, and reconciliation of income from property operations, excluding deferrals and property management to income before equity in income of unconsolidated joint ventures. See page 9 for details of the 2017 Core Income from Property Operations, excluding deferrals and property management.

2.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Acquisition properties. See page 10 for details of the Income from Property Operations, excluding deferrals and property management for the Acquisitions.

3.
See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders. See definitions of Non-GAAP financial measures of FFO, Normalized FFO and FAD and Non-revenue producing improvements in Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information.

4.
During the quarter ended September 30, 2017, we redeemed our 6.75% Series C Preferred Stock for $136.1 million. In connection with the redemption, we recorded expense of $0.8 million for the original issuance costs associated with the Series C Preferred Stock.

3Q 2017 Supplemental information	6	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income available for Common Stockholders	$48,525	$40,998	$144,911	$127,071
Income allocated to Common OP Units	3,286	3,462	9,825	10,770
Right-to-use contract upfront payments, deferred, net (1)	1,670	1,327	3,766	2,427
Right-to-use contract commissions, deferred, net (2)	(176)	(200)	(372)	(212)
Depreciation on real estate assets	27,879	26,847	82,939	79,218
Depreciation on rental homes	2,614	2,671	7,910	7,985
Amortization of in-place leases	138	1,376	2,128	2,139
Depreciation on unconsolidated joint ventures	360	373	1,171	968
FFO available for Common Stock and OP Unit holders (3)	84,296	76,854	252,278	230,366
Transaction costs (4)	—	327	324	925
Preferred stock original issuance costs (5)	757	—	757	—
Normalized FFO available for Common Stock and OP Unit holders(3)	85,053	77,181	253,359	231,291
Non-revenue producing improvements to real estate	(11,015)	(10,004)	(29,823)	(28,321)
FAD available for Common Stock and OP Unit holders (3)	$74,038	$67,177	$223,536	$202,970

Net income available per Common Share - Basic	$0.56	$0.48	$1.67	$1.50
Net income available per Common Share - Fully Diluted	$0.56	$0.48	$1.66	$1.49

FFO per Common Share & OP Units-Basic	$0.91	$0.83	$2.72	$2.51
FFO per Common Share & OP Units-Fully Diluted	$0.90	$0.83	$2.71	$2.49

Normalized FFO per Common Share & OP Units-Basic	$0.92	$0.84	$2.73	$2.52
Normalized FFO per Common Share & OP Units-Fully Diluted	$0.91	$0.83	$2.72	$2.50

Average Common Stock - Basic	87,037	85,105	86,620	84,649
Average Common Stock and OP Units - Basic	92,873	92,307	92,720	91,854
Average Common Stock and OP Units - Fully Diluted	93,324	92,910	93,135	92,405

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1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from sales of new and upgrade right-to-use contracts. For 2017, the customer life is estimated to be 40 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for Non-GAAP financial measure definitions of FFO, Normalized FFO and FAD and for a definition of Non-revenue producing improvements.

4.	Included in General and administrative on the Consolidated Income Statement on page 4.

5.
During the quarter ended September 30, 2017, we redeemed our 6.75% Series C Preferred Stock for $136.1 million. In connection with the redemption, we recorded expense of $0.8 million for the original issuance costs associated with the Series C Preferred Stock.

3Q 2017 Supplemental information	7	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Community base rental income (2)	$123.2	$117.2	$365.8	$346.6
Rental home income	3.6	3.5	10.8	10.6
Resort base rental income (3)	58.5	54.5	169.6	154.6
Right-to-use annual payments	11.5	11.3	34.1	33.6
Right-to-use contracts current period, gross	4.2	3.7	11.2	9.3
Utility and other income	26.3	21.1	69.2	61.5
Property operating revenues	227.3	211.3	660.7	616.2

Property operating, maintenance and real estate taxes	94.2	86.8	263.1	242.5
Rental home operating and maintenance	1.7	1.8	4.9	4.9
Sales and marketing, gross	3.3	3.1	8.9	8.5
Property operating expenses	99.2	91.7	276.9	255.9
Income from property operations, excluding deferrals and property management (1)	$128.1	$119.6	$383.8	$360.3

Manufactured home site figures and occupancy averages:
Total sites	71,113	70,999	71,049	70,507
Occupied sites	67,017	66,331	66,827	65,697
Occupancy %	94.2%	93.4%	94.1%	93.2%
Monthly base rent per site	$613	$589	$608	$586

Resort base rental income:
Annual	$33.6	$31.3	$98.6	91.6
Seasonal	5.0	4.2	28.4	24.6
Transient	19.9	19.0	42.6	38.4
Total resort base rental income	$58.5	$54.5	$169.6	$154.6

_________________________

1.
See page 4 for the Consolidated Income Statement and see Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for Non-GAAP measure definitions and reconciliation of Income from property operations, excluding deferrals and property management.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

3Q 2017 Supplemental information	8	Equity LifeStyle Properties, Inc.

2017 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2017	2016	Change (2)	2017	2016	Change (2)
Community base rental income (3)	$121.8	$116.1	5.0%	$362.1	$345.3	4.9%
Rental home income	3.6	3.5	3.1%	10.8	10.6	2.4%
Resort base rental income (4)	56.4	53.3	5.8%	161.0	152.7	5.4%
Right-to-use annual payments	11.5	11.3	1.6%	34.1	33.6	1.6%
Right-to-use contracts current period, gross	4.2	3.7	14.6%	11.2	9.3	20.7%
Utility and other income	26.0	21.0	23.7%	68.0	61.2	11.0%
Property operating revenues	223.5	208.9	7.0%	647.2	612.7	5.6%

Property operating, maintenance and real estate taxes	91.9	85.8	7.1%	256.3	241.0	6.4%
Rental home operating and maintenance	1.7	1.8	(3.5)%	4.9	4.9	0.8%
Sales and marketing, gross	3.3	3.1	5.7%	8.9	8.5	3.9%
Property operating expenses	96.9	90.7	6.8%	270.1	254.4	6.2%
Income from property operations, excluding deferrals and property management (1)	$126.6	$118.2	7.1%	$377.1	$358.3	5.2%
Occupied sites (5)	66,076	65,582

Core manufactured home site figures and occupancy averages:
Total sites	69,985	69,980		69,981	69,983
Occupied sites	66,019	65,446		65,890	65,304
Occupancy %	94.3%	93.5%		94.2%	93.3%
Monthly base rent per site	$615	$591		$611	$588

Resort base rental income:
Annual	$32.7	$30.9	6.0%	$95.9	$90.8	5.5%
Seasonal	4.5	3.8	18.7%	25.4	23.9	6.2%
Transient	19.2	18.6	2.7%	39.8	38.0	4.7%
Total resort base rental income	$56.4	$53.3	5.8%	$161.0	$152.7	5.4%

___________________________

1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Non-GAAP measures Income from property operations, excluding deferrals and property management, and Core.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.	Occupied sites as of the end of the period shown. Occupied sites have increased by 350 from 65,726 at December 31, 2016.

3Q 2017 Supplemental information	9	Equity LifeStyle Properties, Inc.

Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2017	September 30, 2017
Community base rental income	$1.4	$3.8
Resort base rental income	2.1	8.6
Utility income and other property income	0.3	1.1
Property operating revenues	3.8	13.5

Property operating expenses	2.3	6.7
Income from property operations, excluding deferrals and property management	$1.5	$6.7

______________________

1.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Acquisitions.

3Q 2017 Supplemental information	10	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Manufactured homes:
New home	$7.1	$6.3	$20.7	$18.8
Used home	5.1	6.0	16.4	18.7
Rental operations revenues (1)	12.2	12.3	37.1	37.5
Rental operations expense	1.7	1.8	4.9	4.9
Income from rental operations	10.5	10.5	32.2	32.6
Depreciation on rental homes	2.6	2.7	7.9	8.0
Income from rental operations, net of depreciation(4)	$7.9	$7.8	$24.3	$24.6

Occupied rentals: (2)
New	2,492	2,316
Used	2,010	2,473
Total occupied rental sites	4,502	4,789

	As of
	September 30, 2017		September 30, 2016
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$131.4	$105.4	$123.9	$101.8
Used	44.6	24.8	52.6	34.2
Total rental homes	$176.0	$130.3	$176.5	$136.0

__________________________

1.
For the quarters ended September 30, 2017 and 2016, approximately $8.7 million and $8.9 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 8. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 8.

2.
Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended September 30, 2017 and 2016 are 254 and 157 homes rented through our ECHO joint venture, respectively. For the nine months ended September 30, 2017 and 2016, the rental home investment associated with our ECHO joint venture totals approximately $9.2 million and $5.7 million, respectively.

3.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our ECHO joint venture. At September 30, 2017 and 2016, our investment in the ECHO joint venture was approximately $15.5 million and $15.3 million, respectively.

4.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for the Non-GAAP measure definition of Income from rental operations, net of depreciation.

3Q 2017 Supplemental information	11	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of September 30, 2017
Sites
Community sites	71,100
Resort sites:
Annuals	26,600
Seasonal	11,200
Transient	10,500
Membership (1)	24,100
Joint Ventures (2)	5,900
Total	149,400

Home Sales - Select Data
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Total New Home Sales Volume (3)	173	207	413	508
New Home Sales Volume - ECHO joint venture	48	65	126	162
New Home Sales Gross Revenues(3)	$7,233	$8,057	$16,724	$19,500

Total Used Home Sales Volume	331	335	954	988
Used Home Sales Gross Revenues	$2,779	$2,838	$8,148	$8,739

Brokered Home Resales Volume	239	182	659	585
Brokered Home Resale Revenues, net	$337	$276	$925	$884

__________________________

1.	Sites primarily utilized by approximately 107,500 members. Includes approximately 5,700 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 4.

3.	Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

3Q 2017 Supplemental information	12	Equity LifeStyle Properties, Inc.

2017 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2017 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenue losses following storms or other unplanned events.

(In millions, except per share data, unaudited)

	Quarter Ending	Year Ending
	December 31, 2017	December 31, 2017
Income from property operations, excluding deferrals and property management - 2017 Core (2)	$122.5	$499.6
Income from property operations - Acquisitions (3)	2.2	8.9
Property management and general and administrative	(19.5)	(81.3)
Other income and expenses	2.2	15.1
Financing costs and other	(25.8)	(107.4)
Normalized FFO available for Common Stock and OP Unit holders (4)	81.6	334.9
Preferred stock original issuance costs	—	(0.8)
Transaction costs	—	(0.3)
Early debt retirement	(2.7)	(2.7)
FFO available for Common Stock and OP Unit holders (4)	78.9	331.1
Depreciation on real estate and other	(28.3)	(114.6)
Depreciation on rental homes	(2.6)	(10.5)
Deferral of right-to-use contract sales revenue and commission, net	(0.7)	(4.1)
Income allocated to non-controlling interest-Common OP Units	(3.0)	(12.6)
Net income available for Common Stockholders	$44.3	$189.3

Net income per Common Share - fully diluted (5)	$0.47 - $0.53	$2.13 - $2.19
FFO per Common Share - fully diluted	$0.81 - $0.87	$3.52 - $3.58
Normalized FFO per Common Share - fully diluted	$0.84 - $0.90	$3.56 - $3.62

Weighted average Common Stock outstanding - fully diluted	94.0	93.4

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share, FFO available for Common Stock and OP Unit holders, FFO per Common Share, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for 2017 Core Guidance Assumptions. Amount represents 2016 income from property operations, excluding deferrals and property management, from the 2017 Core properties of $117.8 million multiplied by an estimated growth rate of 4.0% and $476.1 million multiplied by an estimated growth rate of 4.9% for the quarter and year ending December 31, 2017, respectively.

3.	See page 14 for the 2017 Assumptions regarding the Acquisition properties.

4.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest-Common OP Units.

3Q 2017 Supplemental information	13	Equity LifeStyle Properties, Inc.

2017 Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ended	Fourth Quarter 2017	Year Ended	2017
	December 31, 2016	Growth Factors (2)	December 31, 2016	Growth Factors (2)
Community base rental income	$117.0	4.8%	$462.3	4.8%
Rental home income	3.5	1.7%	14.1	2.2%
Resort base rental income (3)	44.1	5.3%	196.8	5.4%
Right-to-use annual payments	11.4	(1.0)%	45.0	0.9%
Right-to-use contracts current period, gross	3.0	(15.2)%	12.3	11.8%
Utility and other income	19.7	(2.7)%	80.9	7.7%
Property operating revenues	198.7	3.5%	811.4	5.1%

Property operating, maintenance, and real estate taxes	76.4	3.1%	317.3	5.6%
Rental home operating and maintenance	2.0	(8.2)%	6.9	(1.8)%
Sales and marketing, gross	2.5	2.5%	11.1	3.6%
Property operating expenses	80.9	2.8%	335.3	5.4%
Income from property operations, excluding deferrals and property management	$117.8	4.0%	$476.1	4.9%

Resort base rental income:
Annual	$31.5	5.9%	$122.4	5.6%
Seasonal	6.3	7.9%	30.2	6.5%
Transient	6.3	—%	44.2	4.1%
Total resort base rental income	$44.1	5.3%	$196.8	5.4%

2017 Assumptions Regarding Acquisition Properties (1)
(In millions, unaudited)

	Quarter Ending	Year Ending
	December 31, 2017 (4)	December 31, 2017 (4)
Community base rental income	$1.4	$5.1
Resort base rental income	2.8	11.4
Utility income and other property income	0.3	1.5
Property operating revenues	4.5	18.0

Property operating, maintenance, and real estate taxes	2.3	9.1
Property operating expenses	2.3	9.1
Income from property operations, excluding deferrals and property management	$2.2	$8.9

_____________________________________

1.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Core and Acquisition properties.

2.
Management’s estimate of the growth of property operations in the 2017 Core Properties compared to actual 2016 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition properties. Actual income from property operations for the Acquisition properties could vary materially from amounts presented above if any of our assumptions is incorrect.

3Q 2017 Supplemental information	14	Equity LifeStyle Properties, Inc.

Preliminary 2018 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2018 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees; and (x) costs to restore property operations following storms or other unplanned events.

(In millions, except per share data, unaudited)

Year Ending
December 31, 2018
Income from property operations, excluding deferrals and property management - 2018 Core (2)	$530.5
Income from property operations - Acquisitions	0.5
Property management and general and administrative	(84.4)
Other income and expenses	15.1
Financing costs and other	(100.4)
Normalized FFO and FFO available for Common Stock and OP Unit holders (3)	361.3
Depreciation on real estate and other	(113.3)
Depreciation on rental homes	(10.5)
Deferral of right-to-use contract sales revenue and commission, net	(4.0)
Income allocated to non-controlling interest-Common OP Units	(13.9)
Net income available for Common Stockholders	$219.6

Net income per Common Share - fully diluted (4)	$2.43 - $2.53
FFO per Common Share - fully diluted	$3.79 - $3.89
Normalized FFO per Common Share - fully diluted	$3.79 - $3.89

Weighted average Common Shares outstanding - fully diluted	94.1

____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Shares, Normalized FFO per common share, FFO available for Common Shares, FFO per common share, Net income available for Common Shares and Net income per common share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 16 for 2018 Core Guidance Assumptions. Amount represents estimated 2017 income from property operations, excluding deferrals and property management, from the 2018 Core properties of $508.1 million multiplied by an estimated growth rate of 4.4% for the year ending December 31, 2018.

3.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Normalized FFO and FFO.

4.	Net income per fully diluted Common Share is calculated before Income allocated to Common OP Units.

3Q 2017 Supplemental information	15	Equity LifeStyle Properties, Inc.

Preliminary 2018 Core Guidance Assumptions(1)

(In millions, unaudited)

	Year Ending	2018 Growth
	December 31, 2017	Factors (2)
Community base rental income	$489.3	4.0%
Rental home income	14.4	(4.2)%
Resort base rental income (3)	218.8	4.9%
Right-to-use annual payments	45.5	1.8%
Right-to-use contracts current period, gross	13.8	3.6%
Utility and other income	88.5	(4.2)%
Property operating revenues	870.3	3.1%

Property operating, maintenance, and real estate taxes	343.9	1.3%
Rental home operating and maintenance	6.8	(4.9)%
Sales and marketing, gross	11.5	4.4%
Property operating expenses	362.2	1.3%
Income from property operations, excluding deferrals and property management	$508.1	4.4%

Resort base rental income:
Annual	$132.9	5.3%
Seasonal	36.1	3.0%
Transient	49.8	4.9%
Total resort base rental income	$218.8	4.9%

2018 Assumptions Regarding Acquisition Properties(1)
(In millions, unaudited)

Year Ending
December 31, 2018 (4)
Community base rental income	$0.8
Resort base rental income	—
Utility income and other property income	—
Property operating revenues	0.8

Property operating, maintenance, and real estate taxes	0.3
Property operating expenses	0.3
Income from property operations, excluding deferrals and property management	$0.5

____________________________________

1.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definition of Core and Acquisition properties.

2.
Management’s estimate of the growth of property operations in the 2018 Core Properties compared to estimated 2017 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition properties. Actual income from property operations for the Acquisition properties could vary materially from amounts presented above if any of our assumptions is incorrect.

3Q 2017 Supplemental information	16	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trails Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,			Year Ending December 31,
	2014	2015	2016	2017 (1)	2018 (1)
Member Count (2)	96,130	102,413	104,728	106,900	108,100
Thousand Trails Camping Pass (TTC) Origination (3)	18,187	25,544	29,576	31,100	32,800
TTC Sales	10,014	11,877	12,856	13,600	14,700
RV Dealer TTC Activations	8,173	13,667	16,720	17,500	18,100
Number of annuals (4)	5,142	5,470	5,756	5,800	6,100
Number of upgrade sales (5)	2,978	2,687	2,477	2,600	2,600

Right-to-use annual payments	$44,860	$44,441	$45,036	$45,500	$46,300
Resort base rental income from annuals	$12,491	$13,821	$15,413	$16,800	$18,400
Resort base rental income from seasonals/transients	$13,894	$15,795	$17,344	$18,200	$19,900
Upgrade contract initiations (6)	$13,892	$12,783	$12,312	$13,800	$14,300
Utility and other income	$2,455	$2,430	$2,442	$2,300	$2,200

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	TTCs allow access to any of five geographic areas in the United States.

4.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

5.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.

6.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 4.

3Q 2017 Supplemental information	17	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of September 30, 2017

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,000	90.9%
Unsecured Debt			200	9.1%
Total Debt (1)			$2,200	100.0%	21.7%

Common Stock	87,499,669	93.7%
OP Units	5,834,753	6.3%
Total Common Stock and OP Units	93,334,422	100.0%
Common Stock price at September 30, 2017	$85.08
Fair Value of Common Stock and OP Units			$7,941	100.0%
Total Equity (2)			$7,941	100.0%	78.3%

Total Market Capitalization			$10,141		100.0%

_________________

1.    Excludes deferred financing costs of approximately $18.9 million.
2.     During the quarter we redeemed our 6.75% Series C Preferred Stock for $136.1 million.

3Q 2017 Supplemental information	18	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of September 30, 2017
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate		Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2018	202,415	5.96%		—	—	202,415	9.22%	5.96%
2019	198,240	6.27%		—	—	198,240	9.03%	6.27%
2020	120,110	6.14%		200,000	2.39%	320,110	14.58%	3.80%
2021	187,913	5.01%		—	—	187,913	8.56%	5.01%
2022	147,415	4.59%		—	—	147,415	6.71%	4.59%
2023	109,329	5.10%		—	—	109,329	4.98%	5.10%
2024	—	—%		—	—	—	—%	—%
2025	106,138	3.45%		—	—	106,138	4.83%	3.45%
2026	—	—%		—	—	—	—%	—%
Thereafter	924,703	4.24%		—	—	924,703	42.10%	4.24%
Total	$1,996,263	4.83%		$200,000	2.39%	$2,196,263	100.0%	4.61%

Note Premiums	3,800			—		3,800

Total Debt	2,000,063			200,000		2,200,063

Deferred Financing Costs	(18,458)			(466)		(18,924)

Total Debt, net	1,981,604	4.73%	(1)	199,534	2.62%	$2,181,138		4.53%	(1)

Average Years to Maturity	11.3			2.3		10.5

______________________
1.     Reflects effective interest rate including amortization of note premiums and amortization of deferred loan cost for secured and total debt and stated interest rate for unsecured debt.

3Q 2017 Supplemental information	19	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Other Terms

This document contains certain Non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, utility income and right-to-use income less property operating and maintenance expenses, real estate tax, sales and marketing expenses, property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our manufactured home and RV communities.

3Q 2017 Supplemental information	20	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations (amounts in thousands):

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income available for Common Stockholders	$48,525	$40,998	$144,911	$127,071
Perpetual preferred stock dividends and original issuance costs	3,054	2,297	7,667	6,910
Income allocated to non-controlling interests - Common OP Units	3,286	3,462	9,825	10,770
Equity in income of unconsolidated joint ventures	(686)	(496)	(2,876)	(2,142)
Income before equity in income of unconsolidated joint ventures	$54,179	$46,261	$159,527	$142,609
Right-to-use upfront payments, deferred, net	1,670	1,327	3,766	2,427
Gross revenues from home sales	(10,012)	(10,895)	(24,872)	(28,239)
Brokered resale revenues and ancillary services revenues, net	(1,983)	(920)	(4,088)	(2,736)
Interest income	(1,974)	(1,767)	(5,542)	(5,052)
Income from other investments, net	(2,052)	(2,581)	(3,918)	(6,574)
Right-to-use contract commissions, deferred, net	(176)	(200)	(372)	(212)
Property management	13,160	11,863	38,743	35,670
Depreciation on real estate and rental homes	30,493	29,518	90,849	87,203
Amortization of in-place leases	138	1,376	2,128	2,139
Cost of homes sales	10,377	10,745	25,391	28,507
Home selling expenses	1,447	909	3,301	2,548
General and administrative	7,505	7,653	23,339	23,315
Property rights initiatives and other	324	855	814	2,036
Interest and related amortization	25,027	25,440	74,728	76,635
Income from property operations, excluding deferrals and property management	128,123	119,584	383,794	360,276
Right-to-use contracts, deferred and sales and marketing, deferred, net	(1,494)	(1,127)	(3,394)	(2,215)
Property management	(13,160)	(11,863)	(38,743)	(35,670)
Income from property operations	$113,469	$106,594	$341,657	$322,391

3Q 2017 Supplemental information	21	Equity LifeStyle Properties, Inc.

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION (EBITDA) AND ADJUSTED EBITDA. EBITDA is defined as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; d) GAAP deferral of right-to-use contract upfront payments and related commissions, net; e) impairments, if any; and f) other miscellaneous non-comparable items. EBITDA and Adjusted EBITDA provide us with an understanding of one aspect of earnings before the impact of investing and financing charges. We believe that EBITDA and Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure a company’s operating performance and they are used by rating agencies and other parties, including lenders, to evaluate our creditworthiness.
The following table reconciles Consolidated net income to EBITDA and Adjusted EBITDA (amounts in thousands):

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Consolidated net income	$54,865	$46,757	$162,403	$144,751
Interest Income	(1,974)	(1,767)	(5,542)	(5,052)
Depreciation on real estate assets and rental homes	30,493	29,518	90,849	87,203
Amortization of in-place leases	138	1,376	2,128	2,139
Depreciation on corporate assets	326	282	929	840
Depreciation on unconsolidated joint ventures	360	373	1,171	968
Interest and related amortization	25,027	25,440	74,728	76,635
EBITDA	109,235	101,979	326,666	307,484
Right-to-use contract upfront payments, deferred, net	1,670	1,327	3,766	2,427
Right-to-use contract commissions, deferred, net	(176)	(200)	(372)	(212)
Transaction costs	—	327	324	925
Preferred stock original issuance costs	757	—	757	—
Adjusted EBITDA	$111,486	$103,433	$331,141	$310,624
CORE. The Core properties include properties we owned and operated during all of 2016 and 2017. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
ACQUISITIONS. The Acquisition properties include all properties that were not owned and operated in 2016 and 2017. This includes, but is not limited to, one property acquired during 2017, four properties acquired during 2016, and Tropical Palms RV Resort.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results including the impact of depreciation which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

3Q 2017 Supplemental information	22	Equity LifeStyle Properties, Inc.